As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2590442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

465 State Route 17
Ramsey, New Jersey	07446
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED ADMA BIOLOGICS, INC. 2014 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Adam S. Grossman
President and Chief Executive Officer	David C. Schwartz, Esq.
ADMA Biologics, Inc.	Morgan, Lewis & Bockius LLP
465 State Route 17	502 Carnegie Center
Ramsey, New Jersey 07446	Princeton, New Jersey 08540
(201) 478-5552	(609) 919 6600
(Name, address, telephone number, including area code, of agent for service)	(With copies to)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 7,832,552 shares of common stock, $0.0001 par value per share (the “Common Stock”), of ADMA Biologics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) pursuant to an “evergreen” provision contained in the 2014 Plan, for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective. Pursuant to the evergreen provision, on January 1 of each year through 2022, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to 4% of the outstanding shares of Common Stock as of the end of Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the board of directors of the Registrant.

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333-254770, 333-237658, 333-229921, 333-224492, 333-220058 and 333-204590) on March 26, 2021, April 13, 2020, February 27, 2019, April 27, 2018, August 18, 2017 and May 29, 2015, respectively, with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 13,130,656 shares of Common Stock that were authorized for issuance under the 2014 Plan (collectively, the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 20,963,208 shares of Common Stock will be registered for issuance from time to time under the 2014 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the 2014 Plan, are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 25, 2021;

(2)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 12, 2021, August 11, 2021 and November 10, 2021, respectively.

(3)          The Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2021, January 26, 2021, February 1, 2021, February 3, 2021, March 2, 2021, April 28, 2021, May 28, 2021 (first filing), May 28, 2021 (second filing), June 14, 2021, July 20, 2021, July 27, 2021, August 12, 2021, August 16, 2021, August 17, 2021, September 3, 2021, October 1, 2021, October 18, 2021, October 20, 2021, October 21, 2021, October 25, 2021, November 16, 2021, December 9, 2021, December 21, 2021, and January 18, 2022 (provided that any portions of such report that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)          The description of Common Stock set forth in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 25, 2021 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1
Rights Agreement, dated as of December 20, 2021, by and between ADMA Biologics, Inc. and Continental Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021).

5.1	Opinion of Morgan, Lewis and Bockius LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1
Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on August 18, 2017).

23.1	Consent of Morgan, Lewis and Bockius LLP (contained in Exhibit 5.1).

23.2	Consent of CohnReznick LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 7th day of March, 2022.

ADMA Biologics, Inc.
(Registrant)

By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President and Chief Financial Officer

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam S. Grossman and Brian Lenz, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (this “Registration Statement”) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President and Chief Executive Officer, Director	March 7, 2022
Adam S. Grossman	(Principal Executive Officer)

/s/ Brian Lenz	Executive Vice President and Chief Financial Officer	March 7, 2022
Brian Lenz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven A. Elms	Chairman of the Board of Directors	March 7, 2022
Steven A. Elms

/s/ Dr. Jerrold B. Grossman	Vice Chairman of the Board of Directors	March 7, 2022
Dr. Jerrold B. Grossman

/s/ Martha J. Demski	Director	March 7, 2022
Martha J. Demski

/s/ Bryant E. Fong	Director	March 7, 2022
Bryant E. Fong

/s/ Lawrence P. Guiheen	Director	March 7, 2022
Lawrence P. Guiheen

/s/ Young T. Kwon	Director	March 7, 2022
Young T. Kwon